SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

Diversified Global Holdings Group, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or other jurisdiction of incorporation)	(Commission File Number)

800 North Magnolia, Suite 105, Orlando, FL	32803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 843-3344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 ITEM 1.01. Entry into a Material Definitive Agreement.

Effective September 20, 2011, we entered into a Separation and Release Agreement (the “Agreement”), with Nikolay Uraev, a director of the Company, pursuant to which we would resell to Mr. Uraev our Kontakt LLC subsidiary (of which Mr. Uraev was the original owner) for 1,100,000 shares of our common stock to be retransferred to the Company by Mr. Uraev.  In the agreement, Mr. Uraev has also agreed to resign from the Company’s Board of Directors and to contribute to the capital of the Company, in addition to the 1,100,000 shares retransferred in connection with his repurchase of Kontact LLC, 11,000,000 shares of our common stock that Mr. Uraev was issued in November 2009 in connection with the Company’s acquisition of Diversified Global Holdings, Inc. and its subsidiaries, one of which was Kontakt LLC.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

10.14	Separation and Release Agreement, dated as of September 20, 2011, between the Company and Nikolay Uraev.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.

Date: September 26, 2011

             By: /s/ Richard Lloyd
                                                Richard Lloyd
                                                Chief Executive Officer